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ROSS MILLER
Secretary of State
206 North Carson Street        Filed in the office of      Document Number
Carson City, Nevada 89701-4289 /s/Ross Miller              20100229187-12
(776) 684-5708                 Ross Miller                 Filing Date and Time
Website:  www.nvsos.gov        Secretary of State          04/09/2010 12:45 PM
                               State of Nevada             Entity Number
                                                           E0163182010-2
Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

1. Name of Corporation:         Preventia, Inc.

2. Registered Agent for         [x] Commerical Registered Agent: Vcorp Services, LLC
    Service of Process:         [ ] Noncommerical          OR  [ ] Office or Position
                                    Registered Agent               with Entity
    (check only one box)         (name and address below)     (name and address below)

3. Authorized Stock:               Number of shares with par value:  25,000,000
  (number of shares corporation      Par value per share:  $0.0001
   is authorized to issue)         Number of shares without par value:  ----

4. Names and Addresses of the
   Board of Directors/Trustees:    1) Murray Friedman (name)
  (each Director/Trustee must         130 Central Avenue, Lawrence, NY    11559
   be a natural person at least       Street Address        City   State  Zip Code
   18 years of age; attach         2)  -----
   Additional page if more than
   two directors/trustees)

5. The purpose of the corporation: The purpose of the corporation shall be: ----- (optional; see instructions)

6. Name, Address and Signature     Mimi Sanik               /s/Mimi Sanik
   of Incorporator: (attach        20 Robert Pitt Drive, Suite 214
   additional page if more than    Monsey, NY 10952
   one incorporator)

7. Certificate of Acceptance       I hereby accept appointment as Registered
   Of Appointment of Registered    Agent for the above named Entity.
   Agent:                          /s/Vcorp Services, LLC                      4/9/10
                                   Authorized Signature of Registered           Date
                                    Agent Entity
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